Exhibit 5.1

Conyers, Dill & Pearman
Clarendon House
2 Church Street
PO Box HM 666
Hamilton HM CX
Bermuda

Telephone: (441) 295 1422
Facsimile:  (441) 292 4720

April 20, 2004

Assured Guaranty Ltd.

30 Woodbourne Avenue

Hamilton HM 08

Bermuda

Dear Sirs:

Assured Guaranty Ltd. (the “Company”)

We have acted as special legal counsel in Bermuda to the Company in connection with a public offering to be made pursuant to the prospectus (the “Prospectus”, which term does not include any other document, instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) included in a registration statement on Form S-1 (Registration No.333-111491) filed with the U.S. Securities and Exchange Commission (the “Commission”) on 19 April, 2004 (the “Registration Statement” which term includes the Prospectus but does not include any other document, instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of an aggregate of 49,000,000 common shares of the Company, par value US$0.01 each, of which 49,000,000 are being offered by ACE Financial Services Inc. and ACE Bermuda Insurance Ltd. (both being subsidiaries of ACE Limited) who are to become shareholders in the Company (the “Selling Shareholders”), together with the additional 7,350,000 common shares of the Company, par value US$0.01 each, subject to an option granted to the underwriters listed in the Registration Statement (together, the “Shares”).

For the purposes of giving this opinion, we have examined a copy of the Registration Statement.

We have also reviewed the memorandum of association, and the bye-laws of the Company, each certified by the Assistant Secretary of the Company on 20 April, 2004; unanimous written resolutions of the board of directors and the sole shareholder of the Company, all dated 19 April, 2004, whereby the authorized share capital of the Company was increased from US$12,000 to US$5,000,000 and the shares of the Company were subdivided so that the authorized share capital of the Company is divided into shares of US$0.01 par value each and the issue of the Shares and other common shares to the Selling Shareholders were authorized and approved (collectively, the “Resolutions”); correspondence with the Bermuda Monetary Authority  and a certificate of compliance issued by the Bermuda Monetary Authority and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We assume that the Shares form part of those common shares authorized to be issued to the Selling Shareholders in the Resolutions, the Company will file (as required by section 45(3) of the Companies Act 1981) a memorandum of increase of share capital with respect to the increase of the Company’s authorized share capital from US$12,000 to US$5,000,000 and at the relevant time (and under the present bye-laws of the Company and before the consummation of the said offering) the Shares will be issued and paid for as contemplated by the Resolutions and those transactions described in that section entitled the “Formation Transactions” in the Registration Statement (the “Formation Transactions”) and upon issue the Company will receive, as consideration for the full issue price for the Shares, money or money’s worth for each of the Shares issued by the Company of not less than the par value thereof.  We assume also that the Formation Transactions are being or will be entered into in good faith, without the view or intention of giving any party thereto a preference over the other creditors of any party thereto, without intention to defraud, without fraudulent purposes, for bona fide benefit of the parties thereto and for full consideration and not at any under-value.

We have assumed further (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the Resolutions are and remain in full force and effect and have not been rescinded or amended , (e) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (f) compliance with permissions received from the Bermuda Monetary Authority regulating issues and transfers of all and any shares of the Company in the said public offering of the Shares, (g) that none of the Company, the underwriters listed in Registration Statement, the Selling Shareholders and the other parties to the Formation Transactions has carried on or will carry on activities, other than the performance of its obligations under the said underwriting agreement and the Formation Transactions, which would constitute the carrying on of investment business in or from Bermuda and that none of the said persons, other than the Company, will perform its said obligations in or from Bermuda, (h) that the Company is and, at all relevant times, will be able to pay its liabilities as they become due and at all relevant times the Company is in compliance with Section 39 of the Companies Act 1981 of Bermuda.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda.  This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda.  This opinion is addressed to the Company solely for the benefit of the Company and the purpose of the offering of the Shares as described in the Registration Statement and is neither to be transmitted to any other person, or relied upon by any other person or for any other purpose nor quoted nor referred to in any public document nor filed with any governmental agency or person without our prior written consent.

On the basis of and subject to the foregoing, we are of the opinion that:

1.                                       The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.                                       When issued and paid for in accordance with the Resolutions, the Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

3.                                       The statements under the caption “Material Tax Considerations – Taxation of Assured Guaranty and Subsidiaries – Bermuda” and “Material Tax Consideration – Taxation of Shareholders – Bermuda Taxation” in the Prospectus, to the extent that they constitute statements of Bermuda law, are accurate in all material respects.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the capitions “Risk Factors – Risks Related to Our Common Shares and this Offering”, “Material Tax Considerations  –  Taxation of Assured Guaranty and Subsidiaries  – Bermuda”, “Material Tax Consideration  –  Taxation of Shareholders  –  Bermuda Taxation”, “Legal Matters” and “Enforceability of Civil Liabilities under United States Federal Securities Laws and other Matters” in the Prospectus. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully

CONYERS DILL & PEARMAN

/S/ CONYERS DILL & PEARMAN